                                                                    EXHIBIT 23.1


The Board Of Directors
Kana Communications, Inc


We consent to the incorporation by refrence in the registration statement dated September 26, 2000 on Form S-3 of Kana Communications, Inc. of our reports dated Janaury 20, 2000, except as to Note 8, which is as of February 11, 2000, with respect to the consolidtated balance sheets of Kana Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which reports appear in the December 31, 1999, Form 10-K/A of Kana Communications, Inc. and the Form S-1 (No. 333-42522) of Kana Communications, Inc.

                                                   /s/ KPMG LLP
                                                   -----------------------------

Mountain View, California
September 26, 2000